CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information and to the incorporation by reference in this Registration Statement (Form N-1A Nos. 33-27172 and 811-5719) of our report dated February 12, 2014 on the financial statements and financial highlights of Dreyfus Stock Index Fund, Inc. included in its annual report for the fiscal year ended December 31, 2013.

                                                                                                /s/ ERNST & YOUNG LLP

New York, New York

April 10, 2014